Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-257523) pertaining to the Alpha Teknova, Inc. 2016 Stock Plan, as amended, the Alpha Teknova, Inc. 2020 Equity Incentive Plan, as amended, the Alpha Teknova, Inc. 2021 Equity Incentive Plan, and the Alpha Teknova, Inc. 2021 Employee Stock Purchase Plan;

(2) Registration Statement (Form S-8 No. 333-262375) pertaining to the Alpha Teknova, Inc. 2021 Equity Incentive Plan and the Alpha Teknova, Inc. 2021 Employee Stock Purchase Plan;

(3) Registration Statement (Form S-8 No. 333-269460) pertaining to the Alpha Teknova, Inc. 2021 Equity Incentive Plan and the Alpha Teknova, Inc. 2021 Employee Stock Purchase Plan;

(4) Registration Statement (Form S-3 No. 333-265987) pertaining to the Alpha Teknova, Inc. registration of common stock, preferred stock, debt securities, warrants, rights, and units; and

(5) Registration Statement (Form S-1 No. 333-275168) pertaining to the Alpha Teknova, Inc. registration of common stock.

of our reports dated March 26, 2024, with respect to the financial statements of Alpha Teknova, Inc., included in this Annual Report (Form 10-K) of Alpha Teknova, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Jose, CA

March 26, 2024